Exhibit 99.2

TOMPKINS [GRAPHIC OMITTED]
  TRUSTCO INC.

                                                   For more information contact:
                                                 James J. Byrnes, Chairman & CEO
                                                      James W. Fulmer, President
                                                          Francis M. Fetsko, CFO
                                            Tompkins Trustco, Inc.  607.273.3210

For Immediate Release
Wednesday, April 26, 2006


                             Tompkins Trustco, Inc.
                 Announces Cash Dividend and 10% Stock Dividend


ITHACA, NY - Tompkins Trustco, Inc. (TMP - American Stock Exchange)

Tompkins Trustco, Inc. announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.30 per share, payable on May 15, 2006, to common shareholders of record on May 3, 2006. The Board also approved the payment of a 10% stock dividend payable on May 15, 2006, to common shareholders of record on May 3, 2006. New shares issued as a result of the 10% stock dividend will be eligible for future cash dividends declared and paid after May 15, 2006.

Tompkins Trustco, Inc. is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc.